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                                                                     Exhibit 1.2

                          FLORIDA SAVINGS BANCORP, INC.
       $2,000,000 to $5,000,000 Convertible Debentures Due March 31, 2009

                              SALES AGENT AGREEMENT
                              ---------------------

                                                               ________ __, 2002

Kendrick, Pierce Securities, Inc.
324 South Hyde Park Avenue, Suite 202
Tampa, Florida 33606

Ladies and Gentlemen:

     Florida Savings Bancorp, Inc., a Florida corporation (the "Company"), is offering (the "Offering") pursuant to the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions set forth in the Company's Registration Statement on Form SB-1, Registration No. 333-_____, (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"), including the Prospectus dated ___________, 2002 set forth therein (the "Prospectus"), a minimum of $2,000,000 (the "Minimum Offering") and a maximum of $5,000,000 (the "Maximum Offering") in aggregate principal amount of 4% convertible debentures due March 31, 2009 (the "Debentures"), at a price of $1,000 per Debenture (the "Subscription Price). The minimum subscription for each investor is $10,000, and certain limits on the maximum number of Debentures that may be purchased by any person and other restrictions will apply as set forth in the Prospectus.

     The Company has been advised by Kendrick, Pierce Securities, Inc. (the "Agent") that the Agent will utilize its best efforts in assisting the Company in the Offering on the terms and subject to the conditions set forth in this Agreement. The Offering of the Debentures will commence as soon as practicable following the date of effectiveness (the "Effective Date") of the Registration Statement.

     Section 1. Engagement of the Agent; Sale and Delivery of Debentures. On the
                --------------------------------------------------------
basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby engages the Agent to utilize its best efforts in assisting the Company with the offer and sale of the Debentures in the Offering, and the Agent hereby accepts such engagement. Subject to the following sentence, the engagement of the Agent hereunder shall terminate upon the earlier of (a) October 17, 2002, except that beginning April 18, 2002, either party may terminate this Agreement upon 30 days' prior written notice to the other party, or (b) upon consummation of the Offering. If the Company is unable to sell the Minimum Offering amount prior to ___________, 2002, unless extended by the Company to a date no later than ___________, 2002, this Agreement shall also terminate and the Company shall promptly refund to any persons who have subscribed for any of such Debentures the full amount that the Company shall have received from them, together with interest thereon as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 4, 6, and 11 hereof.

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     If all conditions precedent to the consummation of the Offering are satisfied, including the sale of the Minimum Offering amount of Debentures, the Company agrees to issue or cause to be issued such Debentures and at the Closing Time (as defined below) to release for delivery to the subscribers certificates representing the Debentures against payment to the Company of the aggregate Subscription Price of the Debentures, less all fees and expenses provided for herein, at the principal office of the Company or at such other place as shall be agreed upon between the parties hereto.

     The Company's initial closing of the sale of Debentures equal to or in excess of the Minimum Offering amount is referred to herein as the "Initial Closing" and the date of the Initial Closing is referred to herein as the "Initial Closing Time." Following the Initial Closing, the Company may from time to time close additional sales of Debentures, and each such subsequent closing is referred to herein as a "Closing" and the date of each subsequent Closing is referred to herein as a "Closing Time."

     The Agent acknowledges and agrees that it is a party to an Escrow Agreement (the "Escrow Agreement") of even date herewith, by and among the Agent, the Company and ____________, as escrow agent (the "Escrow Agent"), a copy of which is attached hereto as Exhibit A. The Agent and the Company will promptly upon receipt deliver all funds received by each of them from subscribers to the Escrow Agent, which shall deposit the funds received in an interest-bearing escrow account (the "Escrow Account") until the termination or expiration of the Offering. Such funds must be accompanied by a copy of each Debenture order form pursuant to which subscriptions to purchase the Debentures are made, properly completed and executed and in the form as attached as an exhibit to the Registration Statement (the "Debenture Order Form"). All such funds and executed copies of the Debenture Order Forms are to be deposited by the Escrow Agent into the Escrow Account. All funds received by the Agent from subscribers shall be made payable to "Florida Savings Bancorp, Inc. Escrow Account" or "___________, Escrow Agent for Florida Savings Bancorp, Inc. " The Agent will promptly deliver to the Company one photocopy of each Debenture Order Form deposited in the Escrow Account. Promptly after receipt of a Debenture Order Form and the funds therefor by the Escrow Agent and delivery of a copy of the Debenture Order Form, the Escrow Agent will mail an interim receipt, in the form attached as an exhibit to the Escrow Agreement, to each such subscriber for the aggregate Subscription Price deposited in the Escrow Account on behalf of each subscriber. If the Offering shall terminate prior to the sale of the Minimum Offering, all amounts paid by subscribers to purchase Debentures will be promptly returned to them, with interest thereon but without deduction for any expenses, as provided the Escrow Agreement and described in the Prospectus. Further, it is understood that the Agent and the Company shall have the right to refuse or reject Debenture Order Forms, in whole or in part, for any reason whatsoever, and to promptly return all funds received by the Agent to the subscriber upon whose behalf such funds were submitted to the Agent.

     In addition to the expenses specified in Section 4 hereof, the Agent shall receive a sales fee (the "Sales Fee") equal to (a) 1.5% of the aggregate Subscription Price of Debentures sold in the Offering to (i) the Company's shareholders and (ii) certain customers, other associates and members of the community of the Company, who are set forth on Exhibit B hereto and who are identified and contacted by officers and directors of the Company in connection with the

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Offering ("Preferred Investors"); and (b) 6.0% of the aggregate Subscription
Price of Debentures sold in the Offering to the general public excluding shareholders of the Company and Preferred Investors. The Agent shall not receive a Sales Fee for sales of Debentures to members of the Company's Board of Directors or to officers or employees of the Company. The Sales Fee shall be payable at the Initial Closing, which Sales Fee shall be reduced by the $15,000 retainer received by the Agent pursuant to the engagement letter dated October 17, 2001 between the Agent and the Company, and at each subsequent Closing.

     Section 2. Representations and Warranties.
                ------------------------------

          (a)   The Company represents and warrants to the Agent that:

                (i) The Company meets the requirements for use of Form SB-1 under the 1933 Act. The Registration Statement, including a Preliminary Prospectus (as defined below), and such amendments to the Registration Statement as may have been required to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act, and the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") and has been filed with the SEC under the 1933 Act. Copies of the Registration Statement, including any amendments thereto, each related Preliminary Prospectus (meeting the requirements of Rules 430 or 430A of the 1933 Act Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Agent. If required under the 1933 Act Regulations, a final Prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Regulations. The term "Registration Statement" as used herein means the Registration Statement as amended at the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the termination of the Offering, the Registration Statement as so amended, including financial statements and all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Regulations. The term "Prospectus" as used herein means the Prospectus as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations or, if no such filing is required, the form of final Prospectus included in the Registration Statement at the Effective Date, except that if the Prospectus provided to the Agent by the Company for use in connection with the Offering differs from the Prospectus on file with the SEC at the time the Registration Statement becomes effective (whether or not the Company is required to file with the SEC such revised Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations), the term Prospectus shall refer to such revised Prospectus from and after the time it is first provided to the Agent for such use. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rules 430 or 430A of the 1933 Act Regulations included at any time in the Registration Statement. All references in this Agreement to financial statements and schedules and other information that is contained, included, stated or described in the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in, or deemed to be a part of, the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

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                (ii)   The SEC has not issued, and is not to the Knowledge (as
defined below) of the Company threatening to issue, an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus nor instituted proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Regulations. Neither the Registration Statement nor any amendment thereto, as of the Effective Date or applicable date of effectiveness, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and neither the Prospectus nor any supplement thereto contain or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to the Company by and on behalf of the Agent expressly for use in the Registration Statement.

     For purposes of this Agreement, (x) an individual will be deemed to have "Knowledge" of a particular fact or matter if such individual is actually aware of such fact or matter or a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement, and (y) a person other than an individual will be deemed to have "Knowledge" of a particular fact or matter if any individual who is serving as an officer or director of such person has or at any time had Knowledge of such fact or matter (as set forth in (x) above).

                (iii) Hacker, Johnson & Smith, P.A., who are reporting upon the audited financial statements included in the Registration Statement and the Prospectus, are independent with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

                (iv) This Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Company and, when duly executed by the Agent, will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except in all cases to the extent that (A) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally; (B) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (C) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

                (v) The consolidated financial statements, audited and unaudited (including the notes thereto), included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates

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indicated and the results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods reflected except as may be otherwise stated therein or disclosed in the Prospectus. The financial statement schedules, if any, included in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Registration Statement and the Prospectus are accurate in all material respects and present fairly the information shown therein and have been prepared on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

                (vi) The Company is a Florida corporation duly organized and validly existing, and has active status, under the laws of the State of Florida, with the requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. Each subsidiary of the Company is an entity duly organized, validly existing and in good standing, or has active status, as the case may be, under the laws of its respective jurisdiction of organization with the requisite corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company and each of its subsidiaries are duly registered or qualified to transact business as foreign corporations and are in good standing in each other jurisdiction in which they own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except those jurisdictions where nonqualification would not have a material adverse effect on the condition (financial or otherwise) results of operations, business, operations, assets or properties of the Company or any of its subsidiaries, (individually, a "Subsidiary," and collectively, the "Subsidiaries") (a "Material Adverse Effect").

                (vii) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under applicable law; the deposit accounts of Florida Savings Bank (the "Bank"), a Subsidiary of the Company that conducts business as a savings and loan association are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Company has all such corporate power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof, and to issue and sell the Debentures.

                (viii) All of the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned solely by the Company directly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                (ix)   The authorized capital stock of the Company consists of
(a) 1,500,000 shares of preferred stock, par value of $.01 per share, none of which are outstanding, and (b) 3,500,000 shares of common stock, par value of $.01 per share (the "Common Stock"), of which 757,000 shares are issued and outstanding, and of which _______ shares are reserved and subject to issuance upon the exercise of options and warrants and _______ shares are reserved and subject to issuance upon the conversion of the Debentures. Except as set forth in

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the Prospectus, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

                (x) All shares of capital stock of the Company issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive right or other rights to purchase such shares, and the capital stock of the Company conforms in all material respects to the statements relating thereto in the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Debentures have been duly authorized for issuance and sale pursuant to this Agreement and the Prospectus and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and as described in the Prospectus, will be validly issued, shall be valid and binding obligations of the Company, and shall not have been issued in violation of any preemptive or other rights to purchase Debentures or Common Stock. The shares of Common Stock issued upon conversion of the Debentures (the "Conversion Shares") will, when issued, be duly authorized and validly issued, fully paid and non-assessable. No further approval or authorization of any shareholder, the Company's Board of Directors, or any other party is required for the issuance and sale of the Debentures pursuant to this Agreement and as described in the Prospectus, or the issuance of the Conversion Shares pursuant to the terms of the Debentures.

                (xi) The Debentures conform to the statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                (xii) The issuance and sale of the Debentures by the Company, the issuance of the Conversion Shares, the compliance by the Company with all of the provisions of this Agreement and the Escrow Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound or to which any of their respective property or assets is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or any of their properties, which conflict breach, default or violation would reasonably be expected to have a Material Adverse Effect either individually or in the aggregate; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issuance and sale of the Debentures and the issuance of the Conversion Shares, or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or state securities laws.

                (xiii) The Company is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

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                (xiv)   Since the respective dates as of which information is
given in the Prospectus, except as otherwise stated therein, there has not been
(A) any material adverse change in the business, properties, assets, rights, operations, results of operations, or condition (financial or otherwise) of the Company or the Subsidiaries; (B) any transaction that is material to the Company or the Subsidiaries, except transactions in the ordinary course of business; (C) any obligation that is material to the Company or the Subsidiaries, direct or contingent, except obligations incurred in the ordinary course of business; (D) any change that is material in the capital stock or outstanding indebtedness of the Company or the outstanding indebtedness of any of the Subsidiaries; or (E) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company or any of the Subsidiaries.

                (xv) Neither the Company nor any of the Subsidiaries is in violation of any provision of their respective articles of incorporation, charter or bylaws or is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject.

                (xvi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries that is required to be disclosed in the Prospectus, that could reasonably be expected to have a Material Adverse Effect, or that could reasonably be likely to have a material adverse effect on the consummation of the transactions contemplated in this Agreement. No pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party that are not described in the Prospectus, including ordinary routine litigation incidental to their respective businesses, if decided adversely, is reasonably likely to have a Material Adverse Effect.

                (xvii) There are no material contracts or documents of a character required to be described in the Prospectus or filed as exhibits to the Registration Statement that are not so described or filed.

                (xviii) The Company and the Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by any of them, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company or the Subsidiaries; all of the leases and subleases material to the business of the Company or the Subsidiaries and under which any of them holds properties described in the Prospectus are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease; the respective agreements to which any of the Company or the Subsidiaries are a party as described in the Prospectus are valid and enforceable in accordance with their terms against the Company or the Subsidiaries, as applicable, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of

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creditors' rights and remedies generally and the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and, to the Company's Knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements.

                (xix) Each of the Company and the Subsidiaries owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business in the manner described in the Prospectus, except where the failure to obtain such governmental licenses, permits, certificates, consents, order, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect, and none of them have received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, and all such licenses, permits, certificates, consents, orders, approvals and authorizations are in full force and effect.

                (xx) Each of the Company and the Subsidiaries has filed all necessary federal, state and local income, franchise and other tax returns and has paid all taxes as due, and there is no tax deficiency that has been or is reasonably likely to be asserted against any of them; and all tax liabilities are adequately provided for on the books of the Company or the Subsidiaries, as applicable.

                (xxi) Each of the Company and the Subsidiaries maintains insurance of the types and in the amounts reasonably necessary to operate its business including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism, liability and malpractice and all other risks customarily insured against, and such fidelity bonds as may be required under applicable law, and all of which insurance is in full force and effect.

                (xxii) No labor problem exists with the employees of the Company or any Subsidiary or, to the Knowledge of the Company, is imminent; and, to the Knowledge of the Company, there is no existing or imminent labor disturbance by the employees of the Company's principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect.

                (xxiii) Except as disclosed in the Prospectus, each of the Company and the Subsidiaries owns or possesses or has the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by it in connection with the business now operated by it, except where the failure to so own, possess or acquire the right to use such patent and proprietary rights is not reasonably likely to have a Material Adverse Effect, and neither the Company, nor any of the Subsidiaries has received any notice nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights.

                (xxiv) Neither the Company nor any of the Subsidiaries has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or

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any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, financial institution holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except those, if any, described in the Prospectus, or such violations that have been fully cured or satisfied without recourse, or where such violation is not reasonably likely to have a Material Adverse Effect.

                (xxv) Neither the Company nor any of the Subsidiaries has any agreement or understanding with any entity concerning the future acquisition by any of them of a controlling interest in any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed and that is not disclosed in the Prospectus; and neither the Company nor any of the Subsidiaries has any agreement or understanding with any entity concerning the future acquisition of a controlling interest in any of them by any entity that is required by the 1933 Act or the 1933 Act Regulations to be disclosed and that is not disclosed in the Prospectus.

                (xxvi) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with applicable law and regulations, and to maintain accountability for assets; (C) access to material assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxvii) All offers and sales of the securities of the Company prior to the date hereof were made pursuant to exemptions from the registration provisions of the 1933 Act and in compliance with the 1933 Act Regulations and all other applicable state securities laws or regulations. Except pursuant to this Agreement, the Company knows of no outstanding claims for finder's, origination, underwriting or placement agent fees with respect to prior offers or sales of the securities of the Company or with respect to this Offering.

                (xxviii) Neither the Company nor any of the Subsidiaries, nor any of their respective employees or agents, has at any time during the last five years (A) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (B) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any applicable jurisdiction thereof.

          (b) Any certificate signed by any authorized officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

          (c)   The Agent represents and warrants to the Company that:

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                (i)    The Agent is registered as a broker-dealer with the NASD.

                (ii) The Agent is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

                (iii) This Agreement and the Escrow Agreement have been duly authorized, executed and delivered by the Agent and, when duly executed by the Company, will constitute the valid and binding agreement of the Agent enforceable against the Agent in accordance with their terms, except in all cases to the extent that (A) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and remedies generally or the rights of creditors or registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (B) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (C) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.

                (iv) The Agent and, to the Agent's Knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Agent, shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Agent is a registered selling agent in the jurisdictions in which the Company is relying on such registration for the sale of the Debentures.

                (v) The execution and delivery of this Agreement by the Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the charter or bylaws of the Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

                (vi) Any funds received by the Agent to purchase Debentures will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

                (vii) No action or proceeding against the Agent before the SEC, the NASD, any state securities commission, or any state or federal court is pending or, to the Agent's Knowledge, threatened concerning the Agent's activities as a broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

                (viii) The information set forth in the "Sales Agency Arrangements" section of the Prospectus constitutes the only written information furnished to the Company by and on behalf of the Agent expressly for use in connection with the preparation of the Prospectus, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 3. Certain Covenants.
                -----------------

          (a)   The Company covenants with the Agent as follows:

                (i) The Company will not at any time file or make any amendment to the Registration Statement, the Preliminary Prospectus or the Prospectus of which the Agent shall not have previously been advised and have previously been furnished a copy, or to which the Agent or counsel for the Agent shall reasonably object.

                (ii) The Company will notify the Agent, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective and will promptly notify the Agent after it shall have received notice thereof of the time when any post-effective amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

                (iii) The Company will prepare and timely file with the Commission under Rule 424(b) of the 1933 Act Regulations, if required, a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the 1933 Act Regulations or otherwise.

                (iv) The Company will advise the Agent, promptly after it has received notice thereof, of any comments of the SEC with respect to the Registration Statement, of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threat of any proceedings for that purpose; the Company will provide the Agent with copies of all correspondence related thereto; and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                (v) The Company will deliver or cause to be delivered to the Agent, without charge, from time to time during the period commencing on the date hereof and continuing until the earlier of (A) the termination or expiration of the Offering or (B) the termination of the employment of the Agent pursuant to Section 2 of this Agreement (the "Offering Period"), such number of copies of the Registration Statement, Preliminary Prospectus or Prospectus (as supplemented or amended) as the Agent may reasonably request. The Company consents to the use of the Preliminary Prospectus and Prospectus by the Agent and by all dealers in connection with the offering or sale of the Debentures and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. The Company will deliver to the Agent at or before the Effective Date two signed copies of the

Registration Statement and all amendments thereto, including all exhibits filed therewith or incorporated by reference therein.

                (vi) The Company will use its best efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the offer and sale of the Debentures as contemplated in this Agreement and in the Prospectus. If, at any time during the Offering Period, or when a Preliminary Prospectus or Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Debentures, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to amend or supplement the Prospectus in order that the Preliminary Prospectus or Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Preliminary Prospectus or Prospectus or amend or supplement the Preliminary Prospectus or Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Preliminary Prospectus or Prospectus comply with such requirements.

                (vii) The Company will use its commercially reasonable efforts to qualify the Debentures for offering and sale, or to exempt the Debentures from registration, under the applicable securities laws of such states and other jurisdictions as the Agent may reasonably designate and to maintain such qualifications or exemptions in effect for a period of not less than one year from the Effective Date; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Debentures have been qualified or exempted as above provided.

                (viii) The Company will use the net proceeds received by it from the sale of the Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds."

                (ix) For a period of three years after the Closing Time, the Company will furnish to the Agent copies of all annual reports, quarterly reports and current reports filed with any federal bank regulatory agency or the SEC, and such other documents, reports, proxy statements and information as shall be furnished by the Company to its shareholders generally and to the Debenture holders, every material press release in respect to the Company or its affairs that is released or prepared by the Company, and any additional information of a public nature concerning the Company or its business that the Agent may reasonably request.

                (x) So long as any Debentures remain outstanding, the Company will furnish to all holders of the Debentures copies of its audited financial statements within 120 days of the end of each fiscal year.

                (xi) The Company will file with the SEC, when due, all securities sales reports due and all other reports required by Section 15(d) of the 1934 Act, as amended (the "1934 Act"), until such time as the Company is permitted by the 1934 Act and the rules and regulations of the SEC thereunder to deregister as a reporting company and the Company does so deregister.

                (xii) During the Offering Period, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business properties, assets or liabilities of the Company, or the offering of the Debentures, without the prior written consent of the Agent, except as otherwise required by law.

                (xiii) The Company shall pay the legal fees and related filing fees of counsel to the Company to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Debentures as contemplated by the Prospectus, and a copy of each such Blue Sky Survey shall be delivered to the Agent.

                (xiv) The Company will, at its expense, upon the issuance of the Debentures, prepare and distribute to each of the Agent and counsel to the Agent copies of the Debentures as issued and copies of all correspondence or other documents related thereto.

                (xv) Except as provided for by this Agreement, during a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Agent, directly or indirectly, offer, sell, offer to sell, or otherwise issue any capital stock or Debentures, or any other securities of the Company that are substantially similar to the Debentures or that are convertible into capital stock, or sell or grant options, rights, or warrants with respect to any shares of capital stock (other than the grant of options pursuant to option plans or agreements issued pursuant to a stock option plan approved by the Board of Directors of the Company).

                (xvi) If required by law or the rules of any electronic trading system or any securities exchange on which the Common Stock or the Debentures may be listed, the Company will maintain a transfer agent and a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock or Debentures, as the case may be.

          (b) The Agent covenants with the Company that the Agent shall remain a registered selling agent in all such jurisdictions in which the Company is relying on such registration for the sale of the Debentures until the Offering is consummated or terminated.

     Section 4. Payment of Expenses.
                -------------------

     The Company covenants and agrees with the Agent that the Company will pay or cause to be paid (directly or by reimbursement) all of the obligations of the Company under this Agreement, including (a) the preparation, printing and filing of the Registration Statement and the Prospectus (including financial statements and exhibits and any or all documents related thereto), as originally prepared and as amended, and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Agent; (b) the preparation, printing and distribution of this Agreement, the Debentures and Blue Sky Survey; (c) the issuance and delivery of the Debentures, including any transfer taxes payable upon the sale of such securities; (d) fees and disbursements of counsel in connection with the Blue Sky Survey; (e) the fees and disbursements of the Company's counsel and accountants; (f) SEC and NASD filing fees; (g) the qualification of the Debentures under the applicable securities laws; (h) itemized and out-of-pocket expenses incurred by the Agent (which such expenses, including legal fees for counsel retained by the Agent, shall not exceed $_______ in the aggregate); (i) the fees and expenses of the Escrow Agent; and
(j) all other costs incident to the performance of the Company's obligations hereunder.

     Full payment of Agent's expenses remaining unpaid shall be made in same-day funds at the Initial Closing and each subsequent Closing or, if the Offering is not completed or is terminated for any reason, within five business days of receipt by the Company of a written request from the Agent for reimbursement of expenses.

     Section 5. Conditions of Agent's Obligations. The obligations of the Agent
                ---------------------------------
pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of the officers of the Company delivered pursuant to the provisions hereof, as of the date hereof, the Initial Closing Time and each subsequent Closing Time, to the performance by the Company of its obligations hereunder and to the following further conditions, except the extent waived in writing by the Agent:

          (a) At the Initial Closing Time and each subsequent Closing Time, the Agent shall have received;

                (i) The favorable opinion, dated as of the Initial Closing Time and each subsequent Closing Time, of Muldoon Murphy & Faucette LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agent, substantially in the form set forth in Exhibit C.

                (ii) The favorable opinion, dated as of the Initial Closing Time and each subsequent Closing Time, of Broad and Cassel, counsel for the Agent, in form and substance satisfactory to the Agent.

                (iii) The letters from Hacker, Johnson & Smith P.A. dated the Effective Date, the Initial Closing Time and each subsequent Closing Time, respectively, addressed to the Agent in the form reasonably approved by the Agent, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters and sales agents delivered according to Statement of Financial Accounting Standards No. 72 (or any successor bulletin), with respect to the audited financial statements and the other financial information in the Registration Statement and the Prospectus.

          (b)   At the Initial Closing Time and each subsequent Closing Time,
(i) the Registration Statement and the Prospectus, as may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or assets of the Company or the Subsidiaries, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect, other than set forth in the Prospectus, (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Initial Closing Time and each subsequent Closing Time, as applicable, (v) the other representations and warranties of the Company set forth in Section 2(a) of this Agreement shall be accurate in all respects as though expressly made at and as of the Initial Closing Time and each subsequent Closing Time, as applicable, and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Knowledge of the Company, threatened by the SEC or any bank regulatory agency. At the Initial Closing Time and each subsequent Closing Time, the Agent shall have received a certificate of the President and of the Chief Financial Officer of the Company, dated as of the Initial Closing Time and each subsequent Closing Time, as applicable, to such effect.

     (c) At the Initial Closing Time and each subsequent Closing Time, counsel for the Agent shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Debentures as contemplated in this Agreement and the matters referred to in Section 5 of this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Initial Closing Time and each subsequent Closing Time in connection with the authorization, issuance and sale of the Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

     (d) The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such expenses as may be required by Section 4 hereof.

     (e) The Debentures shall have been qualified or registered for sale, or are subject to an available exemption from such qualification or registration, under the Blue Sky or securities laws of such jurisdictions as shall have been specified by the Agent, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Agent on notice to the Company at any time at or prior to the Initial Closing Time or any subsequent Closing Time, or, if the Agent so elects, the Agent may waive in writing any such conditions that have not been fulfilled, or may extend the time of their fulfillment. If the Agent terminates this Agreement as provided herein, such termination shall be without liability of any party to any other party, except as provided in Section 4. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 11 of this Agreement shall remain in effect.

Section 6.  Indemnification.
            ---------------

     (a) The Company agrees to indemnify and hold harmless each of the Agent, the officers, directors, employees, agents and counsel of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, contained in (A) the Registration Statement and the Prospectus (as from time to time amended and supplemented), or in any amendment or supplement thereto or in any document incorporated by reference therein, or required to be delivered with the Prospectus or (B) in any application or other document or communication (collectively referred to as an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Debentures under the Blue Sky or securities laws thereof or filed with the SEC or any electronic trading system or securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in any Prospectus, or in any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided, however, that the indemnity in this paragraph (a): (x) shall not apply to any settlement by the Agent or any person entitled to indemnification hereunder effected without the prior written consent of the Company (not to be unreasonably withheld); (y) shall not apply to the extent that any loss, claim, damage or liability is found in a final non-applicable judgment by a court of competent jurisdiction to have resulted directly from the Agent's willful misconduct or gross negligence; and (z) shall not apply to any suit, action or proceeding initiated by the Company against the Agent to enforce the terms of this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Agent's directors, officers, employees and counsel according to his or her normal hourly billing rates. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Agent or the persons entitled to the benefit of these indemnification provisions.

     (b) The Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in reliance upon and in conformity with written information about the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in the Prospectus or (ii) any breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement; provided, however, that the indemnity in this paragraph (b): (x) shall not apply to any settlement by the Company or any person entitled to indemnification hereunder effected without the prior written consent of the Agent (not to be unreasonably withheld); and (y) shall not apply to any suit, action or proceeding initiated by the Agent against the Company to enforce the terms of this Agreement. The Company acknowledges that the statements set forth under the caption "Sales Agency Arrangements" in the Prospectus constitute the only information furnished in writing by or on behalf of the Agent for inclusion in the Prospectus.

     (c) An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all expenses of the indemnified party in connection with such action. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or such indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party (or its directors, officers, employees, affiliates or controlling persons), made with the indemnifying party's written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim against the indemnifying party based upon circumstances giving rise to an indemnification claim against the indemnifying party hereunder unless such settlement or compromise provides that the indemnified party and any other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

     (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the Offering, and also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements, acts or omissions that resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportions as the total net proceeds from the Offering received by the Company bear to the total fees received by the Agent under this Agreement. The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, Knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. No person found liable for fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of the Sales Fee paid by the Company to the Agent in the aggregate with respect to the Debentures.

     (e) The indemnity and contribution agreements contained herein are in addition to any liability that the Company may otherwise have to the Agent.

     Section 7. Representations, Warranties and Agreements to Survive Delivery.
                --------------------------------------------------------------
The representations, warranties, indemnities, agreements and other statements of the Company or its officers, directors, employees and agents, and of the Agent or its officers, directors, employees and agents, set forth in or made pursuant to this Agreement, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the or the Company, respectively, and will survive delivery of and payment for the Debentures.

     Section 8. Termination of Agreement.
                ------------------------

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Initial Closing Time or any subsequent Closing Time
(i) if there has been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or any of the Subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Agent's reasonable judgment, impracticable to market the Debentures or enforce the subscriptions to purchase such securities, or (iii) if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the SEC, NASD or any other governmental authority with appropriate jurisdiction over such matters, or
(iv) if a banking moratorium has been declared by either federal or Florida authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Agent's reasonable judgment makes it inadvisable to proceed with the Offering, or the sale and delivery of the Debentures on the terms contemplated by the Prospectus, or (vi) if the Agent reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the sale of the Debentures is inadvisable given such disclosures, or (vii) if the Company shall have failed, refused or been unable, on or prior to the Initial Closing Time or any subsequent Closing Time, to perform any agreement on its part to be performed, or because any other condition of the Agent's obligations hereunder required to be fulfilled by the Company is not fulfilled.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 11 of this Agreement hereof shall remain in effect.

     Section 9. Notices. All notices and other communications under this
                -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

               If to the Agent:

                    Kendrick, Pierce Securities, Inc.
                    324 South Hyde Park Avenue, Suite 202
                    Tampa, Florida 33606
                    Attention: Russell L. Hunt

               with a copy to:

                    Broad and Cassel
                    7777 Glades Road
                    Suite 300
                    Boca Raton, Florida 33434
                    Attention:  Nina S. Gordon, P.A.

               If to the Company:

                    Florida Savings Bancorp, Inc.
                    8181 Southwest 117th Street
                    Pinecrest, FL  33156
                    Attention: Bernard Janis, Chairman of the Board
               with a copy to:

                    Muldoon Murphy & Faucette LLP
                    5101 Wisconsin Avenue, N.W.
                    Washington, D.C. 20016
                    Attention: Christina M. Gattuso, Esquire

     Section 10. Parties. This Agreement is made solely for the benefit of the
                 -------
Agent and the officers, directors, employees, agent and counsel of the Agent specified in Section 6, the Company and, to the extent expressed, any person controlling the Company or the Agent, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of the Debentures.

     Section 11. Arbitration. Any claims, controversies, demands, disputes or
                 -----------
differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be, submitted to and settled by arbitration conducted in Tampa, Florida before one or three arbitrators, each of whom shall be Knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

     Section 12. Governing Law and Time. This Agreement shall be governed by the
                 ----------------------
laws of the State of Florida. Specified times of the day refer to Tampa, Florida time.

     Section 13. Counterparts. This Agreement may be executed in one or more
                 ------------
counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     If the foregoing correctly sets forth the parties' understanding, please so indicate in the space provided below for that purpose, whereupon this Agreement will constitute a binding agreement between the Company and the Agent.

                        FLORIDA SAVINGS BANCORP, INC.

                        By:
                           -----------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

     CONFIRMED AND ACCEPTED this ____ day of __________, 2002, on behalf of the undersigned.

                        KENDRICK, PIERCE SECURITIES, INC.

                        By:
                          ------------------------------------------------------
                           Name:
                                ------------------------------------------------
                           Title:
                                 -----------------------------------------------

                                    EXHIBIT C
                                    ---------

The opinion of counsel to the Company to be delivered pursuant to Section 5(a)(i) of the Sales Agent Agreement shall be to the effect that:

     1. The Company is a corporation organized, validly existing and in active status under the laws of the state of Florida with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of the Subsidiaries is organized, validly existing and in good standing or in active status under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease, and operate its respective properties and conduct its business as described in the Prospectus.

     2. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowable by law, and no proceedings for the termination or revocation of such membership or insurance have been instituted or, to counsel's Knowledge, are pending or threatened.

     3. The issued and outstanding shares of capital stock of the Company consist of _____________________ and have been duly authorized and validly issued, are fully paid and non-assessable, and there are no statutory, contractual or other preemptive, preferential or other rights to subscribe for or purchase any shares of capital stock of the Company; and to our Knowledge, no shares of capital stock of the Company have been issued in violation of such rights as may have previously existed.

     4. All of the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned by the company, to counsel's Knowledge, free and clear of any security interests, liens, pledges, claims or other encumbrances.

     5. The certificates for the Debentures to be delivered hereunder are in due and proper form and conform to the requirements of applicable law; and when issued against payment of the agreed consideration therefor in accordance with the Agreement, the Debentures to be sold by the Company will be valid and binding obligations of the Company free of any preemptive, preferential or other rights to subscribe for or purchase the Debentures, and will be free and clear of any lien, claim, security interest or encumbrance, or of any restriction on transfer imposed by the Company or pursuant to federal or state securities laws or regulations; and the Conversion Shares, when issued in accordance with the terms of the Debentures, will be duly authorized and validly issued, fully paid and non-assessable, free of any preemptive, preferential or other rights to subscribe for or purchase Common Stock, and will be free and clear of any lien, claim, security interest or encumbrance, or of any restriction on transfer imposed by the Company or pursuant to federal or state securities laws or regulations.

     6. All offers and sales by the Company of its capital stock before the date hereof were at all relevant times duly registered under or exempt from the registration requirements of, and were made in compliance with the requirements of, the 1933 Act, and were duly registered under or the subject of an available exemption from the registration requirements of any applicable "Blue Sky" laws.

     7. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement and to issue, sell and deliver the Debentures to be sold by it as provided therein; and the Agreement has been duly authorized, executed and delivered by the Company, and constitutes a legal valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors' rights and remedies generally, (ii) enforceability may be limited by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

     8. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     9. The statements set forth in the Prospectus under the captions "Regulation and Supervision" and "Description of Capital Stock of Florida Savings Bancorp," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

     10. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been instituted or, to counsel's Knowledge, are pending or threatened by the SEC or any bank regulatory agency.

     11. The Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, comply or complied as to form in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

     12. No legal or governmental proceedings have been instituted to which the Company or any Subsidiary is a party or of which any material properties of the Company or any Subsidiary are the subject or that would affect the consummation of the transactions contemplated in the Agreement, and counsel has no Knowledge of any such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

     13. To counsel's Knowledge, no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments are required to be described in the Prospectus other than those described therein, and such instruments as are summarized in the Prospectus are fairly summarized in all material respects.

     14. No approval, authorization, consent, registration, qualification or other order of any governmental agency or entity is required in connection with the execution and delivery of the Agreement, the issuance and sale of the Debentures, the issuance of the Conversion Shares, or the consummation by the Company of the transactions contemplated by the Agreement.

     15. The execution and delivery of the Agreement and sale of the Debentures, the compliance by the Company with the provisions of the Debentures and the Agreement, and the consummation of the transactions therein contemplated will not conflict with or constitute (a) a breach of, or default under the articles of incorporation, charter or bylaws of the Company or any Subsidiary; or (b) to counsel's Knowledge, a breach or default under any contact, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, nor will such action result in a violation on the part of the Company or any Subsidiary of any applicable law or regulation or court decree, except where such breach, default or violation will not have a Material Adverse Effect.

     16. Counsel has participated in the preparation of the Registration Statement and the Prospectus and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements, schedules notes to financial statements and other financial, accounting or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of its respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) that the Registration Statement and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial, accounting or statistical data included therein or omitted therefrom as to which such counsel need express no opinion) at the Initial Closing Time and each subsequent Closing Time includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.